UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 29, 2008

____________________________

HYDROGEN CORPORATION
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

(Commission File Number)		(IRS Employer Identification No.)
0-32065	10 East 40th Street, Suite 3405 New York, New York 10021 (Address of Principal Executive Offices and zip code)	86-0965692

(212) 672-0380
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 29, 2008, HydroGen Corporation (the “Company”) received a Nasdaq Staff Delisting Letter (the “Delisting Letter”) indicating that the Company’s securities will be delisted from The Nasdaq Stock Market in accordance with Marketplace Rules 4300, 4340(b) and IM 4300, due to the filing of a voluntary petition for relief under Chapter 11 of the Bankruptcy Code by the Company’s wholly-owned subsidiary, HydroGen, L.L.C. (“HydroGen, L.L.C.”). Accordingly, if the Company does not appeal this decision, the trading of the Company’s common stock will be suspended at the opening of business on November 7, 2008 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from registration and listing on The Nasdaq Stock Market. The Company has determined not to appeal the Nasdaq Staff decision to delist the Company’s securities.

The Company has been advised that its securities are immediately eligible for quotation in the Pink Sheets, an electronic quotation service for securities traded over-the-counter, effective as of the open of business on November 7, 2008. In addition, the Company intends to request that one of its current market makers file the necessary application with the Financial Industry Regulatory Authority to quote the securities and, as a result, the Company anticipates that its securities will be quoted on the Over-the-Counter Bulletin Board in the near future.

The Delisting Letter also noted that, due to the recent resignations of Brian T. McGee and Phillip Kranenburg from the Company’s Board of Directors, the Company does not meet the independent director and audit committee requirements for continued listing on The Nasdaq Stock Market under Marketplace Rules 4350(c)(1) and 4350(d)(2), respectively.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2008, for the purpose of preserving cash resources to be used by HydroGen, L.L.C. in the bankruptcy process, the Company terminated the employment of L. Scott Wilshire, Chief Operating Officer.

Item 8.01. Other Events.

On November 4, 2008, the Company issued a press release announcing that it had received a Nasdaq Staff Delisting Letter indicating that the Company’s securities will be delisted from The Nasdaq Stock Market. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information in this Item 8.01, including that incorporated herein by reference, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of HydroGen Corporation dated November 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 4, 2008	HYDROGEN CORPORATION

	By:	/s/ Scott Schecter
	Name:	Scott Schecter
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of HydroGen Corporation dated November 4, 2008.